UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2012

Nuveen Diversified Commodity Fund

(Exact name of registrant as specified in its charter)

Delaware	001-34879	27-2048014
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

333 West Wacker Drive Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (877) 827-5920

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Effective as of March 30, 2012, in connection with the amendment (the “Amendment”) of the Trust Agreement of Nuveen Diversified Commodity Fund (“CFD”), described in Item 5.03 below, each of Robert P. Bremner, David J. Kundert, William J. Schneider, Carole E. Stone and Terence J. Toth resigned as individual Trustees of CFD. None of the resignations of Messrs. Bremner, Kundert, Schneider or Toth, or of Ms. Stone, was the result of a disagreement with CFD or its manager on any matter relating to CFD’s operations, policies or practices.

(d) Also effective as of March 30, 2012 and in connection with the Amendment, Christopher A. Cotter, Jon C. Hunt, L. Joe Moravy and Harry W. Short, each of whom satisfies the independence standards of the NYSE Amex, were appointed to the Independent Committee of Nuveen Commodities Asset Management, LLC (“NCAM”), the manager of CFD. As a result of the Amendment, the Independent Committee of NCAM now fulfills the functions of the audit committee and nominating committee of CFD.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) Effective as of March 30, 2012, CFD’s Trust Agreement has been amended to provide that the audit committee and nominating committee functions, previously fulfilled by CFD’s individual Trustees, will be fulfilled by the Independent Committee of NCAM. The Amendment also makes certain other updating changes. A copy of CFD’s Second Amended and Restated Trust Agreement is filed as Exhibit 4.1 to this report on Form 8-K and is incorporated herein by reference.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

(c) Effective as of March 30, 2012, in connection with the Amendment, NCAM’s code of ethics has been revised. The revised code of ethics will be posted to CFD’s website at http://www.nuveen.com/CommodityInvestments under the “Literature” tab.

Item 8.01	Other Events

Effective as of March 30, 2012, CFD’s investment objective has been revised to remove the reference to specific commodity indexes and passively managed commodity funds. The Fund’s revised investment objective is to generate higher risk-adjusted total return than leading commodity market benchmarks.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit

4.1	Second Amended and Restated Trust Agreement of Nuveen Diversified Commodity Fund

99.1	Press Release of Nuveen Diversified Commodity Fund, dated March 30, 2012

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVEEN DIVERSIFIED COMMODITY FUND

By: Nuveen Commodities Asset Management, LLC, its Manager

Date: March 30, 2012

/s/ Gifford R. Zimmerman
Gifford R. Zimmerman Chief Administrative Officer